Exhibit 10.1.2

TV18 HSN HOLDINGS LIMITED

Registered Number H.E. 175604

(the ‘Company’)

We the undersigned corporations, being all the members of the Company who at the date hereof would have the right to attend and vote at a general meeting of the Company in respect of the matters contemplated herein, NOW, pursuant to the regulations contained in the Company’s articles of association in force at the date hereof, PASS the written resolutions set out below to the effect that such resolutions are valid and effective as if they have been passed at a general meeting of the Company duly convened, held and transacted.

IT IS UNANIMOUSLY RESOLVED AS FOLLOWS:

Ordinary Resolution 1

AMENDMENT TO THE TV18 HSN HOLDINGS LIMITED SHARE OPTIO PLAN 2008

1.	The Board of Directors of the Company during its meeting held on October22nd, 2010, subject to the approval of the shareholders, approved the amendment to certain key provisions of TV18 HSN Holdings Limited Share Option Plan 2008, with the intent of streamlining the provisions of the stock option plan in the changing economic scenario.

THAT in pursuance of the Articles of Association of the Company, the approval of the shareholders be and is hereby accorded for the following amendments to the TV18 HSN Holdings Limited Share Option Plan 2008:

a)	Alteration to Clause 12 of the TV18 HSN Holdings Limited Share Option Plan 2008

The existing Clause 12 of the TV18 HSN Holdings Limited Share Option Plan 2008 be and is hereby deleted and in its place the following new Clause 12 shall be inserted in the TV18 HSN Holdings Limited Share Option Plan 2008:

“Fresh Options granted to a Grantee under this Plan shall vest with the Grantee at the end of 1 year from the date of Grant. The Vesting would be subject to the terms and conditions of Vesting as may be stipulated by the Compensation Committee in its discretion and it may include performance appraisal of the Employee as well. However, the Compensation Committee will be entitled to grant Options with different provisions for vesting as it deems fit”

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b)	Alteration to Clause 13.2 of the TV18 HSN Holdings Limited Share Option Plan 2008

The existing Clause 13 of the TV18 HSN Holdings Limited Share Option Plan 2008 relating to Exercise Period of Options granted under the TV18 HSN Holdings Limited Share Option Plan 2008 be and is hereby deleted and the following new Clause 13 be and is hereby inserted:

Clause 13 Exercise of Options

13	Exercise of Options

13.1	Options granted under the Plan and vested with the Grantee shall be exercisable by the Grantee only within the Exercise Period. All Options not exercised within the Exercise Period shall automatically lapse.

13.2	Exercise Period for Options Granted till October 22nd, 2010

The Option vested under the Plan can be exercised by the Employee in 4 equal installments over a period of 4 years from the date of the first anniversary of the date of grant, i.e., the Employees would be entitled to exercise 25% of the Vested Options at anytime during the 48 month period from the first anniversary of the date of grant and the balance of 75% of the Vested Options shall be exercised as to 25% at anytime during the 48 month period after at every subsequent anniversary of the date of the grant

13.3	Exercise Period for Options Granted after October 22nd, 2010

Options vested under the Plan can be exercised within a period of 48 months from date of the Vesting.

13.4	There will be no lock-in on the Shares post exercise of the Options

13.5	Notwithstanding anything contained in this Plan, any Options granted to a Grantee and vested with him shall not be exercisable after the expiry of the Exercise Period.

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Ordinary Resolution 2

Exercise Period of the options under TV18 HSN Holdings Limited Share Option Plan 2008

1.	The Board of Directors of the Company on the recommendation of the Compensation Committee formed under the TV18 HSN Holdings Limited Share Option Plan 2008 approved the change in exercise plan for certain key employees of TV18 Home Shopping Network Limited subject to the approval of the shareholders.

THAT in pursuance of the Articles of Association of the Company, the approval of the shareholders be and is hereby accorded for the following amendments to the TV18 HSN Holdings Limited Share Option Plan 2008:

Notwithstanding the provisions of Clause 13.2 of the TV18 HSN Holdings Limited Share Option Plan 2008, the consent of the shareholders be and is hereby accorded for following key employees of the Company’s subsidiary viz. TV18 Home Shopping Network Limited to exercise all the options granted to them till October 22nd, 2010 within a period of 48 months from each grant date.

List of employees:

i.	Sundeep Malhotra
ii.	Raman Gulati
iii.	Atrash Aman
iv.	Ashwini Sharma
v.	Hemant Bishnoi
vi.	Shammi Arora

Signed this 26th day of October, 2010, with effect from the 26th day of October, 2010 BY the shareholders of the Company:

/s/ Raghav Bahl
NETWORK 18 HOLDINGS LIMITED

/s/ Andrew Yan
SAIF II MAURITIUS COMPANY LIMITED

/s/ Joon Shick Kim
GS HOME SHOPPING INC

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